UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EyePoint Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 16, 2020, EyePoint Pharmaceuticals, Inc., or the Company, filed with the Securities and Exchange Commission, or the SEC, a proxy statement on Schedule 14A, or the Proxy Statement, in connection with the Special Meeting of Stockholders, or the Special Meeting, of the Company to be held on December 1, 2020 at 9:00 a.m., Eastern Standard Time. The Special Meeting will be a virtual meeting via live webcast on the Internet at www.meetingcenter.io/223105536.

Since the filing of the Proxy Statement, the Company discovered an error in disclosing in the Proxy Statement the number of outstanding shares of common stock of the Company as of October 15, 2020, the record date of the Special Meeting. The Proxy Statement disclosed the outstanding shares of common stock of the Company as of the record date, October 15, 2020, as 133,776,164 when the correct number is 133,216,028. The supplemental information set forth below, including the tables in the Proxy Statement, reflects the 133,216,028 shares of common stock outstanding as of the record date and the resulting corrected calculations.

The Company believes that the additional information provided below is not material to the Company’s stockholders but is providing the supplemental disclosures to correct the error. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein.

The following disclosures should be reviewed in conjunction with the disclosures contained in the Proxy Statement, which should be carefully read in its entirety. To the extent that information set forth herein differs from or updates information contained in the Proxy Statement, the information herein supersedes the information contained in the Proxy Statement. All page references are to pages in the Proxy Statement, and any defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The Board of Directors of the Company unanimously recommends that stockholders vote FOR the Reverse Stock Split Proposal and FOR the Adjournment Proposal, as described in the Proxy Statement.

The following disclosure supplements the Proxy Statement and replaces the first sentence of the answer to the question “How many shares of common stock can vote?” appearing on page 2 of the Proxy Statement.

There were 133,216,028 shares of our common stock outstanding as of the close of business on the Record Date.

The following disclosure supplements the Proxy Statement and replaces the subsection “Proposal 1 Reverse Stock Split-Principal Effects of the Reverse Stock Split” beginning on page 10 of the Proxy Statement.

 A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-10 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 1,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will not be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 133,216,028 shares as of the Record Date to a number of shares between and including one-tenth to one-twenty-fifth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, (ii) all outstanding options, warrants, restricted stock units and deferred stock units entitling the holders thereof to receive or purchase shares of common stock will enable such holders to receive upon vesting of their restricted stock units or settlement of their deferred stock units, as applicable, or purchase upon exercise of their options or warrants, as applicable, between and including one-tenth to one-twenty-fifth of the number of shares of common stock which such holders would have been able to receive upon vesting of their restricted stock units or settlement of their deferred stock units, as applicable, or purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split, at an exercise price equal to between and including ten to twenty-five times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board (iii) the number of shares reserved for future issuance pursuant to our 2016 Long-Term Incentive Plan will be reduced to between and including one-tenth to one-twenty-fifth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board; and (iv) the number of shares reserved for future issuance pursuant to our 2019 Employee Stock Purchase Plan will be reduced to between and including one-tenth to one-twenty-fifth of the number of shares currently included in such plan, as the case may be based on the ratio for the reverse stock split as determined by our Board.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the 1:10 to 1:25 range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of October 15, 2020.

	Before Reverse Split	Reverse Split Ratio - 1-for-10	Reverse Split Ratio - 1-for-15	Reverse Split Ratio - 1-for-20	Reverse Split Ratio - 1-for-25
Common Stock Authorized	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Preferred Stock Authorized	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
Number of Shares of Common Stock Issued and Outstanding	133,216,028	13,321,602	8,881,068	6,660,801	5,328,641
Common Stock Underlying Options, Warrants, Restricted Stock Units and Deferred Stock Units	15,334,626	1,533,462	1,022,308	766,731	613,385
Common Stock Available for Grant under 2016 Long-Term Incentive Plan	6,073,819	607,381	404,921	303,690	242,952
Common Stock Available for Grant under 2019 Employee Stock Purchase Plan	763,025	76,302	50,868	38,151	30,521
Total Common Stock Authorized but Unreserved	144,612,502	284,461,253	289,640,835	292,230,627	293,784,501

 Because no fractional shares will be issued, holders of our common stock could be eliminated in the event that the proposed reverse stock split is implemented. The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The following disclosure supplements the Proxy Statement and replaces the first sentence under the subsection “Stock Ownership-Stock Ownership of Directors, Officers and Principal Stockholders” appearing on page 17 of the Proxy Statement.

At the close of business on October 15, 2020, there were 133,216,028 shares of our common stock issued and outstanding and entitled to vote.

The following disclosure supplements the Proxy Statement and replaces the beneficial ownership table under the subsection “Stock Ownership-Stock Ownership of Directors, Officers and Principal Stockholders” beginning on page 17 of the Proxy Statement.

Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Greater Than 5% Stockholder:
EW Healthcare(2)(3)	41,903,956	31.46%
21 Waterway Avenue, Suite 225
The Woodlands, TX 77380
Executive Officers and Directors:
Göran Ando	113,333	*
Nancy Lurker	2,781,592	2.06%
Douglas Godshall	282,834	*
Ron Eastman(2)(3)	41,903,956	31.46%
Kristine Peterson	153,334	*
John Landis	133,333	*
David Guyer	26,666	*
Wendy DiCicco	26,666	*
George Elston	262,464	*
Dario Paggiarino	700,856	*
Scott Jones	203,511	*
All current directors and executive officers as a group (11 persons)	46,588,545	34.03%

*	Represents holdings of less than 1% of our outstanding common stock
(1)

Reflects sole voting and investment power, except as indicated below. Includes shares of common stock that each of the following persons had the right to acquire on October 15, 2020 or within sixty (60) days thereafter through the exercise of stock options or for the issuance of common shares underlying restricted stock units and deferred stock units: Dr. Ando (113,333), Ms. Lurker (1,997,125), Mr. Godshall (265,834), Ms. Peterson (153,334), Dr. Landis (93,333), Dr. Guyer (26,666), Ms. DiCicco (26,666), Mr. Elston (222,464), Dr. Paggiarino (611,712) and Mr. Jones (177,421).

(2)

Based, in part, on information provided on a Schedule 13D/A filed jointly on February 13, 2019 by EWHP, EWHP-A, Essex Woodlands Fund IX-GP, L.P., a Delaware limited partnership, or Essex IX Fund GP, Essex Woodlands IX, LLC, a Delaware limited liability company, or Essex IX General Partner, Martin P. Sutter, an individual, R. Scott Barry, an individual, Ronald W. Eastman, an individual, and Petri Vainio, an individual, each of which serve as a Manager and collectively as the Managers. Essex IX Fund GP is the general partner of each of EWHP and EWHP-A, and Essex IX General Partner is the general partner of Essex IX Fund GP. The Managers are each managers of Essex IX General Partner. EWHP and EWHP-A have the sole voting and investment power with respect to their respective shares of common stock. Each of the Managers may be deemed to have shared voting and dispositive power with respect to the shares of common stock registered hereunder. Each of Essex IX Fund GP, Essex IX General Partner and the Managers, including Mr. Eastman, disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein. The principal address of EWHP, EWHP-A, Essex IX Fund GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(3)Consists of 40,283,255 shares of common stock held by EWHP and 1,620,701 shares of common stock held by EWHP-A.